Exhibit 99.1

Noranda Announces Rod Mill and Port Expansion Projects

FRANKLIN, Tenn.--(BUSINESS WIRE)--July 24, 2012--Noranda Aluminum Holding Corporation (NYSE: NOR) announced plans to move forward on two capital projects—a $45 million investment to build a new rod mill and an $11 million investment to further expand harbor capacity at Port Rhodes in Discovery Bay, Jamaica.

“The new rod mill and the port expansion project are attractive to us because they provide avenues for revenue growth and increased productivity and because their value-creation is largely independent from LME aluminum prices,” said Layle K. (Kip) Smith, Noranda's President and Chief Executive Officer. "Redraw rod has been one of our strongest primary aluminum products in recent periods, and we expect continued growth in this product. The opportunity to further expand harbor capacity in Port Rhodes represents not only a value-creating investment in our existing bauxite operation, but also an investment in our long-term relationship with the Government of Jamaica.”

The scope of the $45 million rod mill project includes infrastructure development and construction of a new, state-of-the-art mill to produce redraw rod, which is used in the manufacturing of electrical wire and various types of cable, as well as for deoxidizing steel. The Company anticipates that the project will increase its annual redraw rod capacity and reduce costs. The Company expects spending on the project to begin in 2013, and expects expect full production to be realized in 2015.

In early 2011, the Company completed a $6 million project that allowed for more efficient use of vessels by improving port infrastructure and performing a certain amount of dredging. The new phase consists principally of harbor dredging and builds on the previous phase to further reduce costs and provide greater flexibility for shipping activities. The Company expects to initiate spending on this project in late 2012 and to complete the project during late 2013.

The Company also announced today that it has deferred evaluation of a previously announced proposed project to define and build new recycling and re-melt facilities at its Huntingdon facility.

About the Company

Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added primary aluminum products, as well as high quality rolled aluminum coils. Noranda is a public company affiliated with its private equity sponsor.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause the Company’s actual results to differ materially from those expressed in forward-looking statements, including, without limitation: the cyclical nature of the aluminum industry and fluctuating commodity prices, which cause variability in earnings and cash flows; a downturn in general economic conditions, including changes in interest rates, as well as a downturn in the end-use markets for certain of the Company’s products; fluctuations in the relative cost of certain raw materials and energy compared to the price of primary aluminum and aluminum rolled products; the effects of competition in Noranda’s business lines; Noranda’s ability to retain customers, a substantial number of which do not have long-term contractual arrangements with the Company; the ability to fulfill the business’s substantial capital investment needs; labor relations (i.e. disruptions, strikes or work stoppages) and labor costs; unexpected issues arising in connection with Noranda’s operations outside of the United States; the ability to retain key management personnel; and Noranda’s expectations with respect to its acquisition activity, or difficulties encountered in connection with acquisitions, dispositions or similar transactions.

Forward-looking statements contain words such as "believes," "expects," "may," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or similar expressions that relate to Noranda’s strategy, plans or intentions. All statements Noranda makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to the Company’s expectations regarding future industry trends are forward-looking statements. Noranda undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management's current estimates, projections, expectations or beliefs.

For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

CONTACT:
Noranda Aluminum Holding Corporation
Robert Mahoney, 615-771-5752
Chief Financial Officer
robert.mahoney@noralinc.com